Exhibit 99.1

Daybreak Leases Interest on 28,000 Acres in Louisiana

Spokane, Washington – March 8, 2006 --- Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM.OB) a Washington Corporation, has entered into an agreement to lease a 50% interest on 28,000 acres in Louisiana.  This agreement gives Daybreak a significant interest in an intriguing project located in the Mississippi River Valley. The land is located within a 55,000 acre AMI that has already largely been covered by 3D seismic survey.

Robert Martin, Petroleum Geologist and President of Daybreak Oil and Gas, Inc, is quoted as saying, “The addition of this land to the 2,200 acres already leased by Daybreak in Louisiana will permit the Company to carry out additional drilling on a number of interesting plays within the leasehold.”

In another development, the Company has made a down payment on a drilling rig in Abilene, Texas. This rig is capable of drilling to 16,000 feet and will allow the Company to pursue its drilling plans in Texas and Louisiana. The rig will be available for use in about 10 weeks. With this drilling rig Daybreak will be in control of its own drilling program and not have to contend with the delays associated with using third party contractors.”

Daybreak Oil and Gas, Inc. is a junior oil and gas company with lease prospects in Louisiana, the San Joaquin Basin of California and the Gulf Coast area of Texas.

For further information about Daybreak Oil and Gas, Inc., visit our website at www.daybreakoilandgas.com or contact:

Eric Moe

Telephone:

(509) 467-8204

Email: emoe27@aol.com

Mike McIntyre

Telephone:

(718) 701-4314

Email: mmcintyre@daybreakoilandgas.com

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this news release contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. Investors should carefully consider the preceding information as well as information contained in the news release before making any investment in the shares of the company. Daybreak Oil and Gas, Inc., undertakes no obligation to update any forward-looking statements contained in this news release.